UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

ARTESIAN RESOURCES CORP
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road
Newark, Delaware 19702
(Address of principal executive offices, including zip code)

(302) 453-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2023, Artesian Resources Corporation (the “Company”) entered into an Underwriting Agreement, dated as of May 19, 2023 (the “Underwriting Agreement”), with Janney Montgomery Scott LLC (the “Underwriter”) in connection with the issuance and sale of 695,650 shares of the Company’s Class A Non-Voting Common Stock, par value $1.00 per share (the “Class A Common Stock”) at a price to the public of $50 per share (the “Firm Shares”). Pursuant to the terms of the Underwriting Agreement, the Company also granted the Underwriter an option to purchase, within a 30-day period, up to an additional 104,348 shares of Class A Common Stock (the “Additional Shares”) on the same terms and conditions (the Firm Shares and the Additional Shares, together, the “Shares”).

On May 23, 2023, the sale of the Firm Shares was settled and the Firm Shares were issued in accordance with the terms of the Underwriting Agreement. The Underwriting Agreement includes customary terms and covenants, representations and warranties, indemnities and limitations on liability in connection with the purchase and sale of the Shares.

The net proceeds from the sale of the Firm Shares were approximately $33.0 million to the Company, after deducting the underwriters’ discounts, commissions and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes, including its capital investment program and repayment of outstanding indebtedness.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On May 23, 2023, the Company issued a press release announcing the closing of the public offering of the Firm Shares described in Item 1.01 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Neither this Current Report on Form 8-K nor the exhibits attached hereto constitute an offer to sell or the solicitation of an offer to buy the securities described herein or therein, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated as of May 19, 2023, by and between Artesian Resources Corporation and Janney Montgomery Scott LLC.

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

99.1	Press release dated May 23, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: May 23, 2023	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer